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                                                                     Exhibit 5.1


                                          October 1, 2002



AMB Property Corporation
AMB Property, L.P.
505 Montgomery Street
San Francisco, California 94111

            Re: AMB Property Corporation, a Maryland corporation (the "Company"); AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership") - Registration Statement on Form S-8 pertaining to the registration of up to an aggregate of $ 15,000,000 in unsecured general obligations (the "Obligations") to be issued and delivered pursuant to the Amended and Restated AMB Nonqualified Deferred Compensation Plan (the "Plan")
                  ------------------------------------------------------------

Ladies and Gentlemen:

            In connection with the registration of the Obligations, under the Securities Act of 1933, as amended (the "Act"), on Form S-8 to be filed with the United States Securities and Exchange Commission (the "Commission") on or about October 1, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms used but not defined herein shall have the meaning given to them in the Registration Statement, and the Plan attached as an Exhibit thereof.

            We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. With respect to such matters, the Company acts in its individual capacity and in its capacity as general partner of the Operating Partnership. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on November 24, 1997, Articles Supplementary filed on July 23, 1998, November 12, 1998, November 25, 1998, May 5, 1999, August 31, 1999, March
23, 2000, August 30, 2000, September 1, 2000, March 21, 2001, September 24,
2001, December 6, 2001, April 17, 2002 and
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AMB Property Corporation
AMB Property, L.P.
Page 2


August 7, 2002 and a Certificate of Correction filed on March 18, 1999, correcting the Articles Supplementary filed on July 23, 1998; the Bylaws of the Company (the "Bylaws"), which were duly adopted by the Board of Directors of the Company on November 24, 1997 and amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999 and the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001; certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors") on or before the date hereof and in full force and effect on the date hereof including, but not limited to, those certain resolutions adopted by the Board of Directors on May 15, 2002. We have also examined the Registration Statement, the Plan, other documents, corporate and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, and a Certificate of Officer of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the resolutions and actions by the Board of Directors which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinions set forth below.

            In reaching the opinions set forth below, we have assumed the following: (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so; (b) each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors, including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the amendment and restatement of the Plan and the issuance and delivery of the Obligations in accordance with the Plan, have occurred or will occur upon the requisite vote of the members of the Board of Directors at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law; (e) none of the terms of any of the Obligations, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance or delivery of any such Obligations pursuant to the Plan, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; and (f) none of the Obligations will be result in a violation of the provisions of Article IV, Section E of the Charter of the Company entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefits".
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AMB Property Corporation
AMB Property, L.P.
Page 3


            Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the issuance and delivery of the Obligations pursuant to and in accordance with the terms and provisions of the Plan, have been duly authorized by the Company, on behalf of the Company and on behalf of the Company acting as general partner of the Operating Partnership, by all necessary corporate action required under the Charter and Bylaws of the Company and the Maryland General Corporation Law.

            This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to and other laws or the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws, nor do we express any opinion regarding any action taken by, or any authorizations of, the Operating Partnership, or as respects the validity or enforceability of the Obligations.

            The opinion set forth in this letter is rendered as of the date hereof and is necessarily limited to the laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligations to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinion expressed herein after the date hereof.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Obligations. In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

            The opinion expressed in this letter is for your use and the use of your securities counsel Latham & Watkins, in connection with the filing of the Registration Statement and the rendering of opinions by Latham & Watkins in connection therewith, and may not be relied upon by you or Latham & Watkins for any other purpose, without our prior written consent.

                                     Very truly yours,



                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP



SMA/a